                                                                    EXHIBIT 4.6


                            DATED 14TH DECEMBER, 2000





                       CHARTERED SILICON PARTNERS PTE LTD
                                   AS BORROWER


                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD
                             EDB INVESTMENTS PTE LTD
                        AGILENT TECHNOLOGIES EUROPE B.V.
                                 AS SHAREHOLDERS


                                     - AND -


                      ABN AMRO BANK N.V., SINGAPORE BRANCH
                                    AS AGENT






              ---------------------------------------------------

                         THIRD SUPPLEMENTAL SHAREHOLDERS
                                   UNDERTAKING
                     (BEING SUPPLEMENTAL TO THE SHAREHOLDERS
                        UNDERTAKING DATED 1ST JULY, 1998
                               AS SUPPLEMENTED BY
              (1) THE FIRST SUPPLEMENTAL SHAREHOLDERS UNDERTAKING
                          DATED 16TH DECEMBER, 1998 AND
              (2) THE SECOND SUPPLEMENTAL SHAREHOLDERS UNDERTAKING
                            DATED 9TH NOVEMBER, 1999)

              ----------------------------------------------------




                                ALLEN & GLEDHILL,
                           36, ROBINSON ROAD, #18-01,
                                   CITY HOUSE,
                                SINGAPORE 068877.

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                                 C O N T E N T S

CLAUSE       HEADING                                            PAGE
------       -------                                            ----


  1.         INTERPRETATION                                       2

  2.         AMENDMENTS TO SHAREHOLDERS UNDERTAKING               2

  3.         REPRESENTATIONS AND WARRANTIES                       3

  4.         INCORPORATION                                        4

  5.         CONFIRMATION                                         4

  6.         GOVERNING LAW AND JURISDICTION                       4


     T H I S   T H I R D   S U P P L E M E N T A L   U N D E R T A K I N G
is made on 14th December, 2000  B E T W E E N:-

(1)  CHARTERED SILICON PARTNERS PTE LTD (the "Borrower");

(2) CHARTERED SEMICONDUCTOR MANUFACTURING LTD, EDB INVESTMENTS PTE LTD and AGILENT TECHNOLOGIES EUROPE B.V. (together, the "Shareholders"); and

(3) ABN AMRO BANK N.V., SINGAPORE BRANCH, as agent for and on behalf of the Banks defined below (in such capacity, the "Agent", which expression shall include any of its successors in such capacity),

and is supplemental to a Shareholders Undertaking (the "Shareholders Undertaking") dated 1st July, 1998 made between (1) the Borrower, (2) Chartered Semiconductor Manufacturing Ltd, EDB Investments Pte Ltd and Hewlett-Packard Europe B.V., as shareholders, and (3) the Agent, as supplemented by (a) the First Supplemental Shareholders Undertaking (the "First Supplemental Undertaking") dated 16th December, 1998 made between the parties to the Shareholders Undertaking and (b) the Second Supplemental Shareholders Undertaking (the "Second Supplemental Undertaking") dated 9th November, 1999 made between (i) the Borrower, (ii) the Shareholders, (iii) Hewlett-Packard Europe B.V., as retiring shareholder, and (iv) the Agent.


     W H E R E A S:-

(A) Pursuant to a Credit Agreement (the "Credit Agreement") dated 12th March, 1998 made between (1) the Borrower, as borrower, (2) ABN AMRO
Bank  N.V., Singapore Branch, Bayerische Landesbank Girozentrale,
Singapore Branch, Citibank, N.A., Singapore Branch, Overseas Union Bank Limited and The Sumitomo Bank, Limited, Singapore Branch, as arrangers,
(3) the Guarantor Banks named therein (the "Guarantor Banks"), as guarantor banks, (4) the Lending Banks named therein (the "Lending Banks"), as lending banks, (5) the Agent, as agent, and (6) ABN AMRO Bank N.V., Singapore Branch, as security trustee, the Guarantor Banks agreed to grant to the Borrower a S$236,800,000 guarantee facility (the "Guarantee Facility") and the Lending Banks agreed to grant to the Borrower a US$143,200,000 term loan facility (the "Term Loan Facility"), upon the terms and subject to the conditions of the Credit Agreement.

(B)  The Credit Agreement as amended by (1) a first supplemental agreement
(the "First Supplemental Agreement") dated 14th December, 1998 made between the parties to the Credit Agreement, upon the terms and subject to the conditions of the First Supplemental Agreement, and (2) a second supplemental agreement (the "Second Supplemental Agreement") dated 9th November, 1999 made between the parties to the Credit Agreement, upon the terms and subject to the conditions of the Second Supplemental Agreement, has been further amended by a third supplemental agreement (the "Third Supplemental Agreement") dated 14th
December 2000 made between the parties to the Credit Agreement, upon the terms and subject to the conditions of the Third Supplemental Agreement, on, inter alia, the condition that the Borrower and the Shareholders deliver this Supplemental Undertaking executed by each of them to the Agent.


     I T   I S   A G R E E D  as follows:

1.   INTERPRETATION

(A) All terms and references used in this Supplemental Undertaking and which are defined or construed in the Credit Agreement (as supplemented by the First Supplemental Agreement, the Second Supplemental Agreement and the Third Supplemental Agreement), the First Supplemental Agreement, the Second Supplemental Agreement, the Third Supplemental Agreement, the Shareholders Undertaking (as supplemented by the First Supplemental Undertaking and the Second Supplemental Undertaking), the First Supplemental Undertaking and the Second Supplemental Undertaking but are not defined or construed in this Supplemental Undertaking shall have the same meaning and construction in this Supplemental Undertaking. All references in this Supplemental Undertaking to the Credit Agreement shall be to the Credit Agreement as amended, supplemented or modified by the First Supplemental Agreement, the Second Supplemental Agreement and the Third Supplemental Agreement. All references in this Supplemental Undertaking to the Shareholders Undertaking shall be to the Shareholders Undertaking as amended, supplemented or modified by the First Supplemental Undertaking and the Second Supplemental Undertaking.

(B) The headings in this Supplemental Undertaking are inserted for convenience only and shall be ignored in construing this Supplemental Undertaking. Unless otherwise stated, references to the "Clauses" are to be construed as references to the clauses of this Supplemental Undertaking.

2.   AMENDMENTS TO SHAREHOLDERS UNDERTAKING

     Each of the Borrower, the Shareholders and the Agent agree that with effect from the Effective Date (as defined in the Third Supplemental Agreement), the Shareholders Undertaking shall be amended as follows:-

     (1) Recital (A) to the Shareholders Undertaking shall be deleted in its entirety and substituted with the following new Recital:-

          "(A)     By a Credit Agreement (the Credit Agreement as amended by the
          First Supplemental Agreement (as defined below), the Second Supplemental Agreement (as defined below) and the Third Supplemental Agreement (as defined below), collectively, the "Credit Agreement") dated 12th March, 1998 made between (1) the Borrower, as borrower, (2) ABN AMRO Bank N.V., Singapore Branch, Bayerische Landesbank Girozentrale, Singapore Branch, Citibank, N.A., Singapore Branch, Overseas Union Bank Limited and The Sumitomo Bank, Limited, Singapore Branch, as arrangers, (3) the Guarantor Banks named therein (the "Guarantor Banks"), as guarantor banks, (4) the Lending Banks named therein (the "Lending Banks"), as lending banks, (5) the Agent, as agent, and (6) ABN AMRO Bank N.V., Singapore Branch (the "Security Trustee"), as security trustee, the Guarantor Banks agreed to grant to the Borrower a S$236,800,000 guarantee facility and the Lending Banks agreed to grant to the Borrower a US$143,200,000 term loan facility, upon the terms and subject to the conditions of the Credit Agreement.";

     (2) Clause 1(A) of the Shareholders Undertaking shall be amended as follows:-

          (a)  by inserting the following new definitions:-

               ""Third Supplemental Agreement" means the third supplemental agreement dated, December 14, 2000 between the parties to the Credit Agreement, being supplemental to the Credit Agreement as supplemented by the First Supplemental Agreement and the Second Supplemental Agreement;"; and

               ""Trust Deed" means the trust deed dated 28th September, 2000 made between (1) the Borrower and (2) the Security Trustee;";

               (b) the definition of "Senior Indebtedness" shall be amended by inserting the words "(which, for the avoidance of doubt, excludes the Phase 2 Financing Documents (as defined in the Trust Deed))" immediately after the words "Financing Documents" appearing in the last line thereof; and

               (c) the definition of "Total Indebtedness" shall be amended by inserting the words "(which, for the avoidance of doubt, excludes the Phase 2 Financing Documents (as defined in the Trust Deed))" immediately after the words "Financing Documents" appearing in the last line thereof;

          (3) Clause 2(A)(2) of the Shareholders Undertaking shall be amended by substituting the words "in excess of 1:1" appearing in line 2 thereof with the words "in excess of 2.6:1";

          (4) Clause 2(A)(3) of the Shareholders Undertaking shall be amended by substituting the words "Clause 16(16)(b) or Clause 16(16)(c)" appearing in line 2 thereof with the words "Clause 16(16)(a) or Clause 16(16)(b)";

          (5) Clause 5(A)(9) of the Shareholders Undertaking shall be amended as follows:-

               (a) by deleting the words "or Potential Event of Default" appearing in line 2 thereof; and

               (b) by inserting the words "and is continuing" immediately after the word "occurred" appearing in line 2 thereof;

          (6) Clause 5(B)(2)(a) of the Shareholders Undertaking shall be amended by substituting the word "Singapore" appearing in line 4 thereof with the words "the United States of America";

          (7) Clause 5(B)(2)(c) of the Shareholders Undertaking shall be amended by substituting the word "Singapore" appearing in line 2 thereof with the words "the United States of America";

          (8) Clause 8(C)(2) of the Shareholders Undertaking shall be amended by substituting the words "paragraph (2)" appearing in line 1 thereof with the words "paragraph (1) above"; and

          (9) Clause 14(E) of the Shareholders Undertaking shall be amended by substituting the words "(now of 438B, Alexandra Road, #05-05, #05-07/12, Alexandra Technopark B, Singapore 119968, Attention:
               Legal Counsel)" appearing in lines 2 and 3 thereof with the words "(now of 438, Alexandra Road, #11-01/04, Alexandra Point, Singapore 119958, Attention: The Regional Legal Counsellor)".

3.   REPRESENTATIONS AND WARRANTIES

     Each of the Borrower and the Shareholders represents and warrants to and for the benefit of the Agent that:-

          (1) all action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents, if applicable) in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Supplemental Undertaking, (b) to ensure that those obligations are valid, legally binding and enforceable, and (c) to make this Supplemental Undertaking admissible in evidence in the courts of Singapore and the Netherlands have been taken, fulfilled and done;

          (2) its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Supplemental Undertaking do not and will not violate, or exceed any power or restriction granted or imposed by, (a) any law to which it is subject or (b) its Memorandum and Articles of Association;

          (3) its obligations under this Supplemental Undertaking and the Shareholders Undertaking (as amended by this Supplemental Undertaking) are valid, binding and enforceable; and

          (4) it is not in breach of any of its obligations under the Shareholders Undertaking.


4.   INCORPORATION

(A) The Shareholders Undertaking and this Supplemental Undertaking shall be read and construed as one document and this Supplemental Undertaking shall be considered as part of the Shareholders Undertaking and, without prejudice to the generality of the foregoing, where the context so allows, references in the Shareholders Undertaking to "this Agreement", howsoever expressed, shall be read and construed as references to the Shareholders Undertaking as amended, modified or supplemented by the First Supplemental Undertaking, the Second Supplemental Undertaking and this Supplemental Undertaking.

(B) Except to the extent expressly amended by the provisions of this Supplemental Undertaking, the terms and conditions of the Shareholders Undertaking and all other instruments and agreements executed, delivered or entered into thereunder or pursuant thereto are hereby confirmed and shall remain in full force and effect.

5.   CONFIRMATION

     Each of the Shareholders hereby irrevocably and unconditionally consent to the amendments to the provisions of the Credit Agreement in the manner set out in the Third Supplemental Agreement and hereby confirm that the Shareholders Undertaking remains in full force and effect and is binding on each of the Shareholders and shall continue in full force and effect and be binding on each of the Shareholders notwithstanding the amendments to the Credit Agreement in the manner provided in the Third Supplemental Agreement.

6.   GOVERNING LAW AND JURISDICTION

(A) This Supplemental Undertaking shall be governed by, and construed in accordance with, the laws of Singapore.

(B) For the benefit of the Agent and each Bank, all the parties irrevocably agree that the courts of Singapore are to have jurisdiction to settle any disputes which may arise out of or in connection with this Supplemental Undertaking and that, accordingly, any legal action or proceedings arising out of or in connection with this Supplemental Undertaking ("Proceedings") may be brought in those courts and each of the Borrower and the Shareholders irrevocably submits to the jurisdiction of those courts.

(C) Nothing in this Clause shall limit the right of the Agent and/or any Bank to take Proceedings against the Borrower or any of the Shareholders in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the Agent and/or any Bank from taking Proceedings in any other jurisdiction, whether concurrently or not.

(D) Each of the Borrower and the Shareholders irrevocably waives any objection which it may at any time have to stipulating the venue of any Proceedings in any court referred to in this Clause and any claim that any such Proceedings have been brought in an inconvenient forum.

(E) ATE irrevocably appoints Agilent Technologies Singapore Pte Ltd (now of 438, Alexandra Road, #11-01/04, Alexandra Point, Singapore 119958, Attention:
The Regional Legal Counsellor) to receive, for it and on its behalf, service of process in any Proceedings in Singapore. Such service shall be deemed completed on delivery to the process agent (whether or not it is forwarded to and received by ATE). If for any reason the process agent ceases to be able to act as such or no longer has an address in Singapore, ATE irrevocably agrees to appoint a substitute process agent acceptable to the Agent, and to deliver to the Agent a copy of the new agent's acceptance of that appointment, within 30 days. Nothing shall affect the right to serve process in any other manner permitted by law.

(F) Each of the Borrower and the Shareholders irrevocably and generally consents in respect of any Proceedings anywhere to the giving of any relief or the issue of any process in connection with those Proceedings including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of their use or intended use) of any order or judgment which may be made or given in those Proceedings.

(G) Each of the Borrower and the Shareholders irrevocably agrees that, should the Agent or any Bank take any Proceedings anywhere (whether for an injunction, specific performance, damages or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from those Proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, any such immunity being irrevocably waived. Each of the Borrower and the Shareholders irrevocably agrees that it and its assets are, and shall be, subject to such Proceedings, attachment or execution in respect of its obligations under this Supplemental Undertaking.

     I N W I T N E S S W H E R E O F this Supplemental Undertaking has been entered into on the date stated at the beginning.


The Shareholders

The Common Seal of                          )
CHARTERED SEMICONDUCTOR                     )
MANUFACTURING LTD                           )                       affixed seal
was hereunto affixed                        )
in the presence of:-                        )


         Sd. Lim Ming Seong                  Director
--------------------------------------------


         Sd. Nancy Tan See Sin               [Director]/Secretary
--------------------------------------------


60, Woodlands Industrial Park D,
Street 2,
Singapore 738406.


Fax Number: 360 4970
Attention: Legal Department


The Common Seal of                          )
EDB INVESTMENTS PTE LTD                     )                       affixed seal
was hereunto affixed                        )
in the presence of:-                        )


         Sd. Philip Yeo Liat Kok             Director
--------------------------------------------


         Sd. Ho Tze Wei Monica               [Director]/Secretary
--------------------------------------------

250, North Bridge Road,
#27-04, Raffles City Tower,
Singapore 179101.

Fax Number: 3362503
Attention: General Manager
Signed, Sealed and Delivered                )
by       Sd. Antoine Pierre Chavan          )
   -----------------------------------------
for and on behalf of                        )                       affixed seal
AGILENT TECHNOLOGIES EUROPE B.V.            )
in the presence of:- Sd.Anne Jaquenod       )



Startbaan  16,
1187  XR  Amstelveen - Postbus 412
1180  AK  Amstelveen
The Netherlands.

with copy to:-

European Legal Counsel
Agilent Technologies Europe B.V.,
Meyrin Branch,
39, rue de Veyrot,
CH-1217 Meyrin 1/Switzerland.

Fax Number: 41 22 780 6952
Attention: The European Legal Counsel


The Borrower

The Common Seal of                          )
CHARTERED SILICON PARTNERS PTE LTD          )                       affixed seal
was hereunto affixed                        )
in the presence of:-                        )


         Sd. Chia Song Hwee                 Director
--------------------------------------------


         Sd. Nancy Tan See Sin              [Director]/Secretary
--------------------------------------------

60, Woodlands Industrial Park D,
Street 2,
Singapore 738406.

Fax Number: 360 4970
Attention: Legal Department

The Agent

Signed, Sealed and Delivered by             )
Ronald Low and Paul Hodgson as              ) Sd. Ronald Low
attorneys for and on behalf of              )                       affixed seal
ABN AMRO BANK N.V.,                         )
 SINGAPORE BRANCH                           ) Sd. Paul Hodgson
in the presence of:- Pauline Low            )

                                              Sd. Pauline Low


63, Chulia Street, 5th Floor,
Singapore 049514.

Fax Number: 536 7816
Telex Number: RS 24396
Attention: Ms Sally Loh / Ms Patricia Teo